Exhibit 10.1

ATM EQUITY OFFERINGSM SALES AGREEMENT

November 23, 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Cathay General Bancorp, a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or the “Agent”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $50,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-163070) (the “registration statement”) for the registration of the Shares and other securities of the Company, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated November 19, 2009, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Agent agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on any Exchange Business Day (as defined below) selected by the Company, the Company and the Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Agent and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to the Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the NASDAQ Global Select Market.

(b) Subject to the terms and conditions set forth below, the Company appoints the Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Agent will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Company nor the Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agent, and the Agent shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by the Agent and accepted by the Company as provided in Section 2 below.

(c) The Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in writing.

(d) If Shares are to be sold in an Agency Transaction in an At The Market Offering, the Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Company shall default on its obligation to deliver Shares to the Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold the Agent and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to the Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Shares, (ii) the Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Agent and the Company in a Terms Agreement.

2. Transaction Notices and Terms Agreements.

(a) The Company may, from time to time during the Term, propose to the Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days. If the Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Agent mutually agree to modified terms for such proposed Agency Transaction, then the Agent shall promptly send to the Company (by any means permissible under Section 10 hereof) a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Agency Transaction. If the Company wishes such proposed Agency Transaction to become a binding agreement between it and the Agent, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Agent or sending a written notice to the Agent (by any means permissible under Section 10 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on the Agent and the Company only if accepted by the Company no later than the dates and times specified in such Transaction Notice. Each Transaction Notice shall specify, among other things:

(i) the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii) the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), which shall be no more than 25% of the average daily trading volume (as defined in Rule 10b-18 of the Exchange Act) in the Common Stock on the Exchange for the thirty (30) Exchange Business Days preceding the date of delivery of the Transaction Notice, or as otherwise agreed between the Company and the Agent and documented in the relevant Transaction Notice; and

(iii) the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder and any Terms Agreement, results in a total Gross Sales Price exceeding the Maximum Amount. Provided that the Agent confirms to the Company the number of Shares sold in accordance with Section 1(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Notice with respect to any Purchase Date(s) is accepted by the Company, the latest executed Transaction Notice shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior accepted Transaction Notice and prior to the acceptance of such latest Transaction Notice. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail or facsimile), suspend the offering of the Shares for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be set forth in the Transaction Notice. Except as otherwise agreed between the Company and the Agent, the Agent’s commission shall be 2.00% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement; provided, however, that such commission shall not apply when the Agent acts as principal, in which case such commission shall be set forth in the applicable Terms Agreement. The Gross Sales Price less the Agent’s commission is referred to herein as the “Net Sales Price.” Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, such engagement shall be based on compensation that is mutually agreeable to both the Company and the Agent.

(c) Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to the account of the Company, the details of which are set forth on Schedule I hereto, against delivery of such Shares to the Agent’s account, or an account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time), on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Agent) following each Purchase Date (each, an “Agency Settlement Date”). If the Company fails for any reason to make timely delivery of such Shares after receiving payment for such Shares, the Company shall indemnify the Agent and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that the Agent may incur as a result of such failure.

(d) If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Agent, and the Agent shall not place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company otherwise agrees in writing.

(e) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Agent and the Company shall each calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Agent and the Company.

(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Agent of the proposed terms of the Principal Transaction. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or the Agent, unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(f) Each sale of the Shares to the Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares. Each of the parties acknowledges and agrees that such Principal Transaction shall be based on compensation that is mutually agreeable to both the Company and the Agent.

(g) Without the prior written consent of each of the Company and the Agent, the Company shall not request the sale of any Shares that would be sold, and the Agent need not make any sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, (ii) the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors; provided that, unless otherwise agreed between the Company and the Agent, for purposes of this clause (ii), such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission or (iii) except as provided in Section 2(h) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, (ii) provide the Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (5)(a)(i) through (iv) hereof; respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof and (B) this Section 2(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(g), which shall have independent application.

(i) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through the Agent on any single given day (subject to the exceptions set forth in Section 4(n) below); provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Agent, on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice (the “Time of Acceptance”) or executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a) There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Agent and furnished in writing by or on behalf of any Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of each Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Shares consented to by the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c) The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules to such financial statements included or incorporated by reference in the Registration Statement are, in all material respects, fairly presented.

(e) Except in each case as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and its subsidiaries, whether or not arising in the ordinary course of business, or (ii) any transaction that is material to the Company or its subsidiaries, taken as a whole, planned or entered into by the Company or any of its subsidiaries, or (iii) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, or (iv) any material change in the capital stock or outstanding indebtedness of the Company or its subsidiaries (other than the issuance of shares of Common Stock upon exercise of stock options and warrants and the conversion of convertible securities, and the grant of options and awards under existing equity incentive plans), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than the Company’s regular quarterly cash dividends and repurchases of securities made in accordance with the Company’s employee benefit plans); and neither the Company nor its subsidiaries has any material contingent obligation that is not disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. Neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except for such losses that, individually or in the aggregate, would not have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on the business, properties, financial position, results of operations or business prospects of the Company and its subsidiaries taken as a whole.

(f) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with all corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any

Permitted Free Writing Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”).

(g) Each of the Company’s “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X) (each a “Significant Subsidiary”) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with all corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; and all the outstanding shares of capital stock or other equity interests of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except that (i) all capital stock of Bank’s real estate investment trusts is subject to certain ownership and transfer restrictions, (ii) certain preferred stock or units issued by Cathay Bank’s real estate investment trusts are not owned directly or indirectly by the Company and may be subject to liens, charges, encumbrances, security interest, restrictions on transfer or other claims of a third party, and (iii) except as otherwise described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(h) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as of the date hereof; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except with respect to preferred stock or preferred units of Bank’s real estate investment trusts, certain of which are convertible into preferred stock of Bank, and except as described in or expressly contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its Significant Subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company or any such Significant Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(i) The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, will be duly and validly issued, will be fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the shareholders of the Company do not have any preemptive or similar rights with respect to the Shares.

(j) The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized), subject, in the case of the issuance and sale of the Shares, to the execution and delivery of a Transaction Notice.

(k) This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company.

(l) This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus

(m) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”) and except as would not individually or in the aggregate have a Material Adverse Effect, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.

(n) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) The execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof or of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares and compliance by the Company with the terms hereof or of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement, except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations.

(p) Except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company or its subsidiaries to perform their respective obligations under this Agreement or any Terms Agreement.

(q) There are no contracts or other documents that are required under the Act to be described in the Registration Statement and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(r) KPMG LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Act.

(s) The Company and its Significant Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(t) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except for those as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Significant Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them. The Company and its Significant Subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Significant Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w) (i) The Company and its Significant Subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them. The Company and its Significant Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, except for any reportable event as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except as would not, individually or in the aggregate, have a Material Adverse Effect.

(z) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(aa) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as of December 31, 2008, there were no material weaknesses in the Company’s internal controls.

(bb) The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes in its reasonable judgment are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. The deposit accounts of Cathay Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC; and no proceedings for the termination of such insurance are pending or, to the knowledge of the Company, threatened.

(cc) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company shall not directly or indirectly use the proceeds of the offering of the Shares hereunder or under any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently included on the SDN List maintained by OFAC.

(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(hh) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ii) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(jj) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk) The Company is not an “ineligible issuer” as defined under the Act and at the times specified in the Act in connection with the offering of the Shares. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Act.

(ll) Any statistical and market-related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(mm) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The outstanding shares of the Common Stock have been approved for listing and the Shares being sold hereunder have been approved for listing, subject only to official notice of issuance, on the Exchange.

(nn) The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns required to be filed and have paid all taxes (including any interest or penalties imposed with respect thereto by a taxing authority) required to be paid by any of them, except where the failure to file any requisite tax returns or to pay taxes (including any interest or penalties imposed with respect thereto by a taxing authority) would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made charges, accruals and reserves in its financial statements in accordance with generally accepted accounting principles in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No tax deficiencies have been asserted or threatened against the Company or any of its subsidiaries, except for any tax deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.

(oo) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(pp) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(qq) Each of the Company and its subsidiaries is in compliance in all respects with all laws administered by, and all rules and regulations of, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the FDIC, the California Department of Financial Institutions, and any other federal or state bank regulatory authority with jurisdiction over the Company or its subsidiaries (collectively, “Bank Regulatory Authorities”), other than where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and, except as set forth in the Registration Statement, the Prospectus or any Free Writing Prospectus, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board of director resolutions at the request of, any Bank Regulatory Authority which currently restricts the conduct of its business, or relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board of director resolutions, in each case that are applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally.

(rr) Except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

Any certificate signed by any officer of the Company or any subsidiary delivered to the Agent or to counsel to the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

4. Certain Covenants of the Company. The Company hereby agrees with the Agent as follows:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission and the Company will not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which the Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) As promptly as practicable after the close of each of the Company’s fiscal quarters, to prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by the Agent and to file such Prospectus Supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Act) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agent via email in “.pdf” format on such filing date to an e-mail account designated by the Agent and, at the Agent’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agent, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose; (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information; (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Agent may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Agent at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to the Agent during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agent from time to time during the term of this Agreement such other information as the Agent may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agent, as applicable; provided, however, that the Company shall have no obligation to provide the Agent with any document filed on EDGAR or included on the Company’s Internet website.

(h) If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Shares in the Agent’s capacity as agent.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the date hereof, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(k) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) (i) Except as otherwise agreed between the Company and the Agent, to pay all costs, expenses, fees and taxes in connection with (ii) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, each Preliminary Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), (iii) the registration, issue and delivery of the Shares, (iv) the producing, word processing and/or printing of this Agreement, any powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (v) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Agent in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent, (vi) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (vii) any filing for review of the public offering of the Shares by FINRA, (viii) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and the fees and disbursements of counsel to the Agent in connection with the negotiation and completion of this Agreement (which shall include all matters required to be completed as conditions precedent to the parties agreeing to and executing the initial Agency Transaction hereunder), (ix) the costs and charge of any transfer agent or registrar and (x) the performance of the Company’s other obligations hereunder; provided that the Agent shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and all legal costs of the Agent in connection with the transactions contemplated by this Agreement (including all the fees and disbursement of its counsel) other than as specifically provided above or below.

(ii) If this Agreement is terminated by the Company in accordance with the provisions of Section 8(a) hereof at any time prior to the offer and sale of Shares with an aggregate Gross Sales Price of $25,000,000 under this Agreement and all Terms Agreements, to reimburse the Agent for all of their reasonable out-of-pocket expenses (including the reasonable and documented fees and disbursements of a single counsel to the Agent) incurred by them in connection with the offering contemplated by this Agreement; provided, however, that such reimbursement shall not exceed $300,000 with respect to reasonable out-of-pocket expenses incurred prior to March 31, 2010.

(m) With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(n) During each period commencing on the date of each Transaction Notice and ending at the close of business on the Settlement Date for the related Agency Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of the Agent, other than with respect to (A) any securities of the Company offered or sold under this Agreement, (B) any securities of the Company issued pursuant to the Company’s equity incentive plans (including any securities issued pursuant to the exercise of any such securities) disclosed in the Prospectus, including securities of the Company issued upon the exercise or vesting thereof or dividend reinvestment plan or (C) any securities issued in connection with outstanding options and warrants disclosed in the Prospectus, including the warrant issued to the United States government as part of the Company’s participation in TARP. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p) To use its commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q) That, subject to applicable law, it consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

5. Execution of Agreement. The Agent’s obligation to execute and deliver this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to Agent:

(i) an officer’s certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit C hereto;

(ii) an opinion and negative assurance letter of Wachtell, Lipton, Rosen & Katz, counsel for the Company, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit D hereto;

(iii) an opinion of the General Counsel to the Company, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit E hereto;

(iv) a “comfort” letter of KPMG LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(v) evidence reasonably satisfactory to the Agents and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi) resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and

(vii) such other documents as the Agents shall reasonably request.

(b) The Agent shall have received an opinion and negative assurance letter of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Agent, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with the Agent as follows:

(a) Each acceptance of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as the Agent shall reasonably request, provided that the Agent shall not make such a request during periods that the Company is not proposing any Agency Transaction to the Agent (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agent agrees otherwise, furnish or cause to be furnished to the Agent a certificate, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to the Agent are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date unless (A)(x) such Current Report on

Form 8-K is filed at any time during which either a Transaction Notice is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act and (y) the Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K is required pursuant to Section 2(h).

(c) Each Bring-Down Delivery Date, the Company shall, unless the Agent agrees otherwise, cause to be furnished to the Agent (A) the written opinion and negative assurance letter of Wachtell, Lipton, Rosen & Katz, special counsel to the Company and of the General Counsel of the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel and General Counsel shall furnish the Agent with letters substantially to the effect that the Agent may rely on the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii), furnished to the Agent, to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d) Each Bring-Down Delivery Date, the Company shall, unless the Agent agrees otherwise, cause KPMG LLP to furnish to the Agent a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP for an update on diligence matters with representatives of the Agent and (ii) at each Bring-Down Delivery Date or otherwise as the Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP for one or more due diligence sessions with representatives of the Agent and its counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and in prospectus supplements to be filed by the Company from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agent. The Agent will provide the Company with such notice (which may be oral and, in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Agent’s Obligation. The Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been accepted by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i) The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii) The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii) In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv) From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v) Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi) The Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii) (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii) (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect.

(ix) No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent shall have reasonably objected in writing.

(b) At every Bring-Down Delivery Date, the Agent shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive.

(c) At every Bring-Down Delivery Date, the Agent shall have received an opinion and negative assurance letter of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Agent, addressed to the Agent and dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinion and letter referred to in Section 5(b) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Agent with a letter substantially to the effect that the Agent may rely on the opinion and letter referred to in Section 5(b), furnished to the Agent, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

8. Termination.

(a)	(i) the Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agent. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agent.

(b)	(i) The Agent shall have the right to terminate this Agreement in its sole discretion at any time upon prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any purchase by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the Exchange, the New York Stock Exchange or the American Stock Exchange, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (v) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Agent’s judgment, is material and adverse or (vi) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(i) through (vi), such event singly or together with any other such event specified in clauses (A)(i) through (vi) makes it, in the Agent’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If the Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)	This Agreement shall remain in full force and effect until the earlier of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount of Shares have been sold in accordance with the terms of this Agreement or any Terms Agreement, in each case except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a)

The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors and officers and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in subsection (b) below.

(b)	The Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: the third sentence of the first paragraph, the fourth sentence of the second paragraph and the seventh paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agent, its affiliates, directors and officers and any control persons of the Agent shall be designated in writing by the

Agent and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. If at any time an Indemnified Person shall have requested the Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, the Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of the aforesaid request, (ii) the Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)	If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Agent in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Company, on the one hand, and the Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Agent be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Agent with respect to the offering of the Shares exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agent, shall be sufficient in all respects if delivered or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, to the attention of Charles Hill (facsimile number (646) 855-3703) and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Cathay General Bancorp, 777 North Broadway, Los Angeles, California 90012, Attn: General Counsel. Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via e-mail to Heng Chen at Heng_Chen@cathaybank.com, with a copy to Perry Oei at Perry_Oei@cathaybank.com, and receipt confirmed by telephone at (626) 279-3297, and an acceptance of a Transaction Notice shall be delivered to the Agent via facsimile or e-mail to Charles Hill ((646) 855-3703; email charles.g.hill@baml.com).

11. No Fiduciary Relationship. The Company acknowledges and agrees that the Agent has been retained solely to provide the services set forth herein, and in rendering such services the Agent is acting, in its capacity as an Agent, solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Agent of the Company, any of its affiliates, any of the transactions contemplated hereby or any other matters relating to such transactions that is performed by the Agent or any of its affiliates will be performed solely for the benefit of the Agent, its affiliates and agents and shall not be on behalf of, or for the benefit of, the Company, any of its affiliates or any other person.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Governing Law; Construction.

(a) This Agreement, any Terms Agreement and any claim, controversy, counterclaim or dispute of any kind or nature whatsoever arising under or in any way related to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Agent and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its respective stockholders and affiliates, waives all right to trial by jury in any action, proceeding, claim or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement or any Terms Agreement or the performance of services hereunder. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Parties in Interest. The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of the Agent and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Agent) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Successors and Assigns. This Agreement shall be binding upon the Agent and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Agent’s respective businesses and/or assets.

18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agent contained in this Agreement or made by or on behalf of the Company or the Agent pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Agent.

19. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21. Miscellaneous.

Lending affiliates of the Agent may have lending relationships with issuers of securities underwritten or privately placed by the Agent. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Agent will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Agent.

The Agent and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that the Agent is acting as agent pursuant to this Agreement; provided that the Agent acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by the Agent and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Name:	Heng W. Chen
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Sales Agency Agreement

Accepted and agreed to as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Cliff Chen
Name:	Cliff Chen
Title:	Vice President

Sales Agency Agreement

Exhibit A

CATHAY GENERAL BANCORP

Common Stock

TERMS AGREEMENT

, 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Dear Sirs:

Cathay General Bancorp, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the ATM Equity OfferingSM Sales Agreement, dated November 23, 2009 (the “Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Settlement Date].

An amendment to the Registration Statement (as defined in the Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of this Agreement or any Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

CATHAY GENERAL BANCORP

By:
Name:
Title:

Terms Agreement

Accepted and agreed to as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

Terms Agreement

Schedule to Terms Agreement

Title of Purchased Securities [and Additional Securities]:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[__]

[Number of Shares of Additional Securities:]

[__]

[Price to Public:]

[__]

Purchase Price by the Agent:

[__]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[__], 20[__]

Closing Location:

[__]

Documents to be Delivered:

The following documents referred to in the Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

(1)	the officer’s certificate referred to in Section 5(a)(i);

(2)	the opinions and negative assurance letter referred to in Section 5(a)(ii) and (iii);

(3)	the “comfort” letter referred to in Section 5(a)(iv);

(4)	the opinion and negative assurance letter referred to in Section 5(b); and

(5)	such other documents as the Agent shall reasonably request.

[Lockup:]

[__]

Exhibit B

[Merrill Lynch, Pierce, Fenner & Smith Incorporated Letterhead]

             , 2009

[            ]

[                    ]

Attention:

VIA FACSIMILE

TRANSACTION NOTICE

Dear              :

This Notice sets forth the terms of the agreement of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”) with Cathay General Bancorp, a Delaware corporation (the “Company”), relating to the issuance and sale of the Company’s Common Stock, par value $0.01 per share, pursuant to the ATM Equity OfferingSM Sales Agreement between the Company and the Agent, dated November 23, 2009 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with the Agent to engage in the following transaction:

Number of Shares to be Sold:

Floor Price at which Shares may be Sold (if any):

Date(s) on which Shares may be Sold:
(“Purchase Date”)

Discount/Commission:

Manner in which Shares are to be Sold:	Agency Transaction

The Agency Transaction set forth in this Notice will not be binding on the Company or the Agent unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Agent will be bound by the terms of this Notice unless the Company delivers its Acceptance by          am/pm (New York time) on [the date hereof/          , 200  ].

The Agency Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, agreements, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations, warranties and agreements set forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s Acceptance and on any Purchase Date and any Settlement Date.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

B-1

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

Transaction Notice

B-2

ACCEPTED as of the date first above written

CATHAY GENERAL BANCORP

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement.]

Transaction Notice

B-3